EXHIBIT 99.1

MESSAGE FROM RICHARD MORRELL, CEO

In the few months that I’ve been part of the Generation Zero Group, Inc. (GNZR) team, we’ve received some inquiries on various topics and activities. We decided it would be a good idea to send out a detailed update to let everyone know what’s happening right now and what to expect in the future. We’re excited about the progress we’ve made and the goals we’ve reached in recent months and we’ve gotten a clearer handle on our remaining challenges.  I’ll touch on these topics in this message.

RECENT DEVELOPMENTS

As you probably know, in May GNZR went through a change of control and we now have our new management team in place.  I am the CEO, Christine (Tina) Cheney is our CFO, and Brian Waldo is our CIO.   You can learn more about us at http://www.generationzerogroup.com/about-us.

Tina has worked diligently with prior management to coordinate efforts to bring our filings and audits current, and she continues to perform these functions in her CFO role.

Brian has led the development and relaunch of the website www.find.com.  I’ll delve into this in more detail below.

As for me, my focus has been to transition us from the past to the future.  To enable this transition, I have personally invested $125,000 into GNZR, an investment which has funded our administrative and operational expenses to date and will carry our efforts a little further.  Details about these investments are found in Form 8-K’s on the SEC’s website, but the main thing you need to know is that I am committed to GNZR and my personal investment shows that commitment.

EXAMPLES OF OUR PROGRESS

Before the new management team took control in May traffic was very low.  But we’ve come a long way in a short time since then. Here a few examples of the progress we’ve made:

●	New content management system
●	Upgraded “look and feel”
●	Hotels page that allows customers to book hotel reservations
●	Original Content—check it out at www.find.com/blog
●	Active social networking on a variety of sites
●	Optimized layout for smartphone viewing

We’ve also brought a couple key partners on board:
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The Content Factory specializes in Online Public Relations, Social Media Marketing and Content Writing.  They have created much of the unique content you see in our blog, completely enhanced our Facebook page, created our Google+ page and communities, initiated a Twitter campaign, added boards and pinned hundreds of products to Pinterest, conducted a contest on our Facebook page that generated over 1,200 entries (including email addresses for all of those contestants), and in general taken us from 0 to 60 in social networking in only a matter of weeks.

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We’re also working with Seed Corn Advertising, an online advertising network, for which we get a percentage of revenue.  Although this revenue was small at the start, it continues to grow every month and they have recently identified new potential clients that could further multiply this revenue.

There are other potential partners with whom we are in ongoing negotiations, and really our overall progress is just too fast to keep up with.  Brian and I meet every day, and we often need an entire hour just to get each other up to speed on the developments of the previous 24 hours.  In fact, this update will probably be outdated by the time you read it!

RESULTS

Here are some statistics that energize me about the find.com website:

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Although we only relaunched Find.com  recently, its Alexa rating rose to 36,279 by December.  This means that of the millions of websites in the United States, we now rank in the top 36,279 and we’re moving up quickly.

●	Facebook likes went from 11 in October to 2,140 as of December 19.
●	Twitter followers went from 12 in October to 626 as of December 19.
●	Our Pinterest profile was only created in October and already has 274 followers.
●	Our Google+ profile was also created in October and already has 892 +1s. Our communities have a total of 271 active members.
●	Blog content is resonating with readers and being shared and upvoted on social channels like Reddit.

Of course these are only some of the social networks we’ve been utilizing to build traffic and boost brand awareness. This graph shows our top ten social referrers for the last two months:

But it isn’t just our social media referrals that are growing; overall traffic to Find.com is steadily climbing. Visits to the website in December are on pace to reach nearly 20,000.

WHAT’S NEXT

We have engaged a consultant to develop a Business Plan for us that will help us quantify the financial value of our website’s growth, understand our competitors, and prioritize our opportunities.  Although we can’t disclose any specifics at this time, our plans could include allowing third-parties to conduct business on find.com in a customizable way, selling directly to customers with a shopping cart feature (versus today’s referral-only model), implementing additional  social networking tools, and adding more unique content.  Done properly, all of this could help continuously improve our search engine results, traffic, advertising revenues, affiliate sales, and our own direct sales.

We also plan to improve our communication. We are developing a regular newsletter for Generation Zero Group itself.  While it’s easy to track find.com’s progress by going to the website, we want to make sure you know what is going on with Generation Zero Group on an ongoing basis as well.  We expect great things, and want to make sure you’re aware of them as they happen.

CHALLENGES

Although we are very pleased with our progress to date, and excited about our prospects going forward, we also recognize that we have challenges remaining, including:

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Google is not indexing find.com.  We are working on engaging a world-class partner to help remove this restriction, but it is a near-term impediment.  On the bright side, if we’ve made this much progress without Google, we’re excited about what our growth could look like with them. Our content and social media efforts have been optimized with Google in mind and they’ll make a big impact on our online visibility and traffic once this issue is resolved.

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We have significant debt maturities awaiting resolution.  This update is part of our effort to communicate general information with all key stakeholders at once, and we will follow up on a more individual basis as appropriate.

When I compare where we are today versus where we were in July, I see incredible progress thanks to this team.  Our opportunities are continually growing (and in some cases have already been realized), and our challenges are increasingly contained (and in some cases have already been resolved).

With your support and confidence we will continue to make this the great organization I saw the potential for when I signed on.  I look forward to further conversations with you as we move forward together.

Forward Looking Statements:

This letter may contain forward-looking statements, including information about management's view of GNZR's future expectations, plans and prospects, within the meaning set forth in The Private Securities Litigation Reform Act of 1995 (the "Act"). In particular, when used in the preceding discussion, the words "believes," "expects," "intends," "plans," "anticipates," or "may," and similar conditional expressions are intended to identify forward-looking statements within the meaning of the Act, and are subject to the safe harbor created by the Act to the extent allowable by law. Any statements made in this letter other than those of historical fact, about an action, event or development, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, which may cause the results of GNZR, its divisions and concepts to be materially different than those expressed or implied in such statements. These risk factors and others are included from time to time in documents GNZR files with the Securities and Exchange Commission, including but not limited to, its Form 10-Ks (including its Form 10-K for the year ended December 31, 2012), Form 10-Qs and Form 8-Ks, and in our other filings with the Securities and Exchange Commission, which are available at www.sec.gov. Other unknown or unpredictable factors also could have material adverse effects on GNZR's future results. The forward-looking statements included in this release are made only as of the date hereof. GNZR cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, GNZR undertakes no obligation to update these statements after the date of this release, except as required by law, and also takes no obligation to update or correct information prepared by third parties that are not paid for by GNZR.